UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2018
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 12, 2018 (the “Effective Date”), CSC Computer Sciences International Operations Limited, as borrower (the “Borrower”), DXC Technology Company, as guarantor (“DXC”), the financial institutions party thereto (the “Lenders”) and Lloyds Bank plc, as administrative agent entered into a term loan credit agreement (the “UK Term Loan”).
The UK Term Loan is a £450.0 million (subject to the Borrower’s option to request that the commitments be increased to £550.0 million if the lenders are, in their discretion, willing to provide such increase) delayed-draw senior unsecured term loan. Advances in respect of the £450.0 million initial commitments under the UK Term Loan may be requested from and including the Effective Date to and including the date that is 30 days thereafter. The UK Term Loan provides that the prepayment of outstanding amounts is permitted at any time. Any payment of principal under the UK Term Loan cannot be redrawn. Advances made under the UK Term Loan will bear interest at LIBOR for such interest period plus 0.80%, payable on the last day of such interest period.
Advances under the UK Term Loan are expected to be used to repay advances under the existing credit agreement dated as of December 16, 2015 among CSC Computer Sciences UK Holdings Limited, DXC (as successor to Computer Sciences Corporation), the lenders from time to time party thereto and Lloyds Bank plc, as administrative agent and for general corporate purposes. The UK Term Loan is scheduled to mature on January 15, 2022, or, if earlier, the date that is a specified period after the date upon which the Borrower ceases to be a subsidiary of DXC.
The UK Term Loan contains representations, warranties, covenants and events of default customary for facilities of this type and consistent with DXC’s existing Amended and Restated Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) by and among DXC (as successor to Computer Sciences Corporation), the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, Citicorp International Limited, as tranche B sub-agent, and Citibank International PLC, London Branch, as swing line sub-agent.
The UK Term Loan includes various customary remedies for the Lenders following an event of default consistent with the Revolving Credit Agreement, including the acceleration of repayment of outstanding amounts due under the UK Term Loan.
The foregoing description of the UK Term Loan is only a summary and is qualified in its entirety by reference to the full text of the UK Term Loan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits is filed herewith.

Exhibit No.	Description of Exhibit
10.1
Credit Agreement dated as of October 12, 2018, among CSC Computer Sciences International Operations Limited, as borrower, DXC Technology Company, as guarantor, the lenders from time to time party thereto, as Lenders, and Lloyds Bank PLC, as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	October 16, 2018	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer